EXHIBIT 23.1

----- ----- -----              ARMANDO C. IBARRA
  A     C     I           CERTIFIED PUBLIC ACCOUNTANTS
----- ----- -----          A PROFESSIONAL CORPORATION


Armando C. Ibarra, C.P.A.         Members of the California Society of Certified
Armando Ibarra, Jr., C.P.A., JD   Public Accountants

                                  Members of the American Institute of
                                  Certified Public Accountants

                                  Members of the Better Business Bureau since
                                  1997


July 26, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the filing of our auditors report dated July 14, 2004, as an exhibit to Amendment No. 4 to the Registration Statement on Form SB-2/A for California Clean Air, Inc. and the use of our name in the Prospectus constituting a part thereof in connection with matters referred to under the caption "Experts".


Very truly yours,


/s/ARMANDO C. IBARRA
____________________________
ARMANDO C. IBARRA, C.P.A.